Exhibit 99.1
April 3, 2009

Contacts:
JOHN H. PELUSI JR.	GREGORY R. CONLEY	MYRA F. MOREN
Chief Executive Officer	Chief Financial Officer	Director, Investor Relations
(412) 281-8714	(412) 281-8714	(713) 852-3500
jpelusi@hfflp.com	gconley@hfflp.com	mmoren@hfflp.com
HFF announces further fixed operating expense reductions
PITTSBURGH, PA — HFF, Inc. (NYSE: HF) (the “Company”) announced today that it has taken additional steps to further reduce certain fixed operating expenses given the continued negative trends in global and domestic economies and capital markets. These cost-saving efforts are designed to strengthen and enhance the Company’s cash flow and operating performance and are effective April 1, 2009. In all, the Company expects the actions described below and the cost-saving efforts announced on January 9, 2009 and as discussed in detail on the Company’s earnings call on March 10, 2009 will provide approximately $9.8 million of savings in fixed operating expenses, representing an approximate 30% reduction compared to similar 2008 expenses.
     Certain of these cost-saving initiatives are directly related to the compensation of certain senior transaction professionals of the Company who are also members of HFF Holdings, LLC (“HFF Holdings”), the beneficial owner of approximately 55% of the equity in the Company’s Operating Partnerships (as defined below). Such cost-saving initiatives of the members of HFF Holdings include the reduction and/or elimination of the salaries for the CEO, Operating Committee and Office Heads, which when annualized total approximately $1.85 million as detailed below.
•	John H. Pelusi, Jr., the CEO of the Company, has voluntarily agreed to further reduce his base salary by an additional $150,000, or 33%, from his current base salary, effective April 1, 2009. On January 1, 2009 he had previously voluntarily reduced his salary $150,000 from his 2008 base salary. The combined salary reduction and related savings, annualized, are expected to be $300,000 from Mr. Pelusi’s 2008 salary of $600,000.

•	The Production members of the Operating Committee of the Company’s wholly-owned subsidiary, HFF Partnership Holdings LLC, each of whom is also a member of HFF Holdings, will voluntarily forego their Operating Committee salaries effective April 1, 2009. Each of these

HFF announces further fixed operating expense reductions

Production members had previously voluntarily reduced their Operating Committee salary 25% from their original 2008 base salary. The total salary reduction and related savings, annualized, are expected to be $250,000 from the 2008 salaries.

•	The salaries of all of the Company’s office heads, the majority of whom are also members of HFF Holdings, will be reduced 25% effective April 1, 2009. The salaries of these same employees had previously been reduced by between 15% to 25%. Furthermore, most of the Company’s office heads have voluntarily agreed to eliminate their office head salary effective April 1, 2009. The total salary reduction and related savings, annualized, are expected to be $1.3 million from the office head salaries in 2008.

•	Effective April 1, 2009, all 41 members of HFF Holdings will be compensated in their capacity as transaction professionals through the Company’s waterfall commission plan. This initiative is intended to result in more initial cash flow being retained by the Operating Partnerships until such time as certain minimum threshold commission levels are achieved. If each HFF Holdings member/transaction professional achieves the waterfall commission thresholds, there will be no cash flow savings to the Operating Company, but cash flows at the beginning of the year will be higher than under the members/transaction professionals’ prior commission arrangements. If a member/transaction professional does not achieve the minimum waterfall commission thresholds, the Company expects actual cash savings to the Operating Partnerships as compared to such member/transaction professional’s prior commission arrangements.
     Also included in the Company’s fixed operating expense reductions are the suspension of 401(k) matching for all participating employees and salary reductions of certain specific support staff. The suspension of the Company’s 401(k) match is effective April 1, 2009, and the annualized savings is projected to be $1.1 million. The salary reductions of certain specific support staff will provide approximately $600,000 of annualized cost savings.
     Also as part of the cost-saving initiatives, the Company announced that it is eliminating 44 positions or 10.2% of total employees when compared to 433 employees at December 31, 2008. The positions eliminated were in multiple departments and lines of business as well as at various staff levels and are expected to save the Company approximately $2.2 million annually. This latest cut in personnel follows the Company’s January 2009 announcement that 57 positions, or 12% of the Company’s

HFF announces further fixed operating expense reductions

workforce, were eliminated during the fourth quarter 2008, which are projected to save the Company approximately $4.0 million annually. With these latest reductions, the Company’s employee count now stands at 389, including 168 producers, which represents a 20.6% overall net decrease in the number of employees, but only a 3.5% net decrease in producers from the Company’s high water employment mark of 490 employees, which included 174 producers, at September 30, 2008.
     Finally, the Company has consolidated its Westport, Connecticut office, which only had one senior transaction professional for the past several years, into its existing New York City office. The sole remaining associate of the Westport, Connecticut office, Al Epstein, has agreed to work out of the Company’s New York City office but will remain focused on the Westport suburban market and his existing clients, as well as provide senior transactional experience to the Company’s transaction professionals in the New York City office. The annual cost savings related to this initiative are not material.
     “The most difficult of all of these cost-saving initiatives is the elimination of talented and valued associates; however, we must take all necessary steps to ensure we are operating as efficiently as possible across all of our lines of business, especially in these challenging economic times,” stated John H. Pelusi, Jr., HFF, Inc.’s chief executive officer. “We also continue to remain focused on ways to take advantage of all revenue generating opportunities with a special emphasis on our multifamily debt and investment sales business, our distressed debt and REO business, our loan sales and loan sale advisory business, our investment banking advisory business as well as our servicing line of business. Many of our clients are faced with extraordinarily difficult situations given the lack of liquidity in the capital markets, and we are fully focused on finding the best capital market solution for their individual needs,” stated Mr. Pelusi.
About HFF
     Through its subsidiaries Holliday Fenoglio Fowler, L.P. and HFF Securities L.P. (the “Operating Partnerships”), the Company operates out of 17 offices nationwide and is a leading provider of commercial real estate and capital markets services to the U.S. commercial real estate industry. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, structured finance, private equity, loan sales and commercial loan servicing. www.hfflp.com.
     Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,”

HFF announces further fixed operating expense reductions

“target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the current conditions in the global markets and, in particular, the U.S. debt markets; (2) the Company’s ability to realize cost savings from its cost savings initiatives; (3) the Company’s ability to retain and attract transaction professionals; and (4) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.
     Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.
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